Regions Financial 1 Quarter Earnings Conference Call April 21, 2009 Exhibit 99.3 st

Summary of First Quarter 2009 Results
Earnings per diluted share of $0.04
Customer deposits up $3.8 billion or 4%, including a $1.1 billion or 6% increase in average non-interest bearing deposits; Loans declined 2% on lower overall demand;
record mortgage loan production
Credit quality
Annualized net charge-offs declined to 1.64% of average loans
Built allowance for loan losses to 1.94% of loans with $425 million provision that exceeded net charge-offs by $35 million
Allowance for loan losses coverage of non-performing loans of 1.13x
Non-performing loans increased $589 million to $1.6 billion, excluding loans held for sale
Sold $65 million of loans HFS;  sale gains indicative of appropriate marks
Net interest margin declined 32 basis points to 2.64%
Non-interest revenues affected by worsening economy
Non-interest expenses down 10% excluding special items in Q408
Capital ratios strong with Tier 1 of 10.37% and tangible common equity of 5.41%
Note: Comparisons are to previous quarter

Credit Perspective
Portion of the loan portfolio that is under stress comprises 9% of the total, down $3.4 billion since the beginning of 2008.
As of 3/31/09
($ in millions)
Balance % of Total Portfolio
Homebuilder
Lots $964 1.0%
Residential Presold 280 0.3%
Residential Spec 1,210 1.3%
Land 1,425 1.5%
National Homebuilders/Other 269 0.3%
$4,148 4.3%
Home Equity Lending
Florida - 2nd lien 3,678 3.8%
Condominium 850 0.9%
Stressed Portfolio $8,676 9.1%
Remaining Loan Portfolio $87,010 90.9%

Homebuilder Portfolio – $4.1 billion
$3.1 billion (42%) decrease since 12/31/2007
Land Portfolio – $3.7 billion
$2.6 billion (41%) decrease since 12/31/2006
Condominium Portfolio – $850 million
$1.4 billion (62%) decrease since 12/31/2006
Success in Reducing Most
Problematic Exposures
-
500
1,000
1,500
2,000
2,500
4Q06 1Q07 2Q07 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09
Florida Other States
-
1,000
2,000
3,000
4,000
5,000
6,000
7,000
8,000
4Q07 1Q08 2Q08 3Q08 4Q08 1Q09
Florida / North GA-Atlanta Remaining Portfolio
-
1,000
2,000
3,000
4,000
5,000
6,000
7,000
4Q06 1Q07 2Q07 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09
Florida Other States

Home Price Index
2001Q1
2002Q1
2003Q1
2004Q1
2005Q1
2006Q1
2007Q1
2008Q1

4 Source: OFHEO Index 150 200 250 300 350 400 450 500 Period FL Avg. Footprint Avg. Excluding FL Home Prices Fall in Florida; Remainder of Regions’ Footprint Steady

Solid Coverage of Non-Performing Loans
Coverage Ratio (ALL/NPL)
1.34 1.13 1.74 1.02 1.04
Excludes loans held for sale
$0
$200
$400
$600
$800
$1,000
$1,200
$1,400
$1,600
$1,800
$2,000
Q1 '08 Q2 '08 Q3 '08 Q4 '08 Q1 '09
Non-performing Loans Allowance for Loan Losses

319
Credit Costs Decline
(in millions) $   bps $   bps $   bps
Net Charge-offs exc. Asset Dispositions
Business Services 205
132
186
126
(19)
(7)
Residential First Mortgage 25
63
39
102
14
39
Equity Lending 69
172
95
238
25
66
Other Consumer 31
222
29
246
(2)
24
Net Charge-offs exc. Asset Dispositions 330
133
349
147
19
14
Losses on Asset Dispositions 466 41 (425)
Total Net Charge-offs 796 390 (406)
(156)
Provision Over Net Charge-Offs 354 35 (319)
Loan Loss Provision 1,150 425 (725)
Net Loss / (Gain) - HFS Activity 10 (4) (14)
OREO expense 32 25 (7)
Total Credit Costs 1,192 446 (746)
4Q08 1Q09 Variance
164

Stable Quarterly Inflows of Non-performing Assets
(in millions) 1Q08 2Q08 3Q08 4Q08 1Q09
Beginning Non-Performing Assets* 864 1,204 1,621 1,642 1,295
Additions 523 730 721 1,004 1,116
Payments (62) (52) (70) (82) (55)
Returned to Accruing Status (4) (9) (19) (44) (34)
Charge-Offs/OREO Write-downs (92) (105) (180) (243) (215)
Net Additions 365 564 452 635 812
Sales (25) (147) (173) (276) (81)
Moved to Held for Sale - - (258) (706) (91)
Ending Non-Performing Assets* 1,204 1,621 1,642 1,295 1,935
* Excludes held for sale

Loan Trends
($ in millions) 12/31/2008 3/31/2009 $ Change % Change
Commercial & Industrial 24,122 $      23,095 $       (1,027) $     -4%
Commercial Real Estate - Non Owner-Occupied 14,313         15,215          902             6%
Commercial Real Estate - Owner-Occupied 11,574         11,773          199             2%
Construction - Non Owner-Occupied 9,802           8,420             (1,382)        -14%
Construction - Owner-Occupied 1,782           1,524             (258)            -14%
Residential First Mortgage 16,005         15,708          (297)            -2%
Home Equity 16,036         16,115          79               0%
Indirect 4,043           3,660             (383)            -9%
Other Consumer 1,457           1,138             (319)            -22%
99,134 $      96,648 $       (2,486) $    -3%
Loan Portfolio - Average Balances

Total Customer Deposits
80
85
90
95
Q1 '08 Q2 '08 Q3 '08 Q4 '08 Q1 '09
Outstanding Customer Deposit Growth
$85.7 $91.6 $87.9 $84.5 $85.7
$ in billions
(In millions)
Low Cost Deposits 56,422 $    58,813 $      4%
Customer Deposits
Corporate Treasury Deposits
Total Deposits
Deposit Portfolio - Average Balances
Non-interest Bearing Deposits
12/31/2008 3/31/2009 % Change
87,864 $
1,669
89,533 $
91,627 $
610
92,237 $
4%
-63%
3%
$    17,773
$
18,896
6%

Net Interest Income and Margin
›
Taxable-equivalent net interest income of $817 million - down $116 million
›
Stable earning asset volumes
›
Net interest margin of 2.64%, declined 32 basis points
›
Falling short-term interest rates
›
55% of earning assets tied to Prime or LIBOR
›
Deposits rates have not declined as much due to competitive pressures
4Q08 Net Interest Margin 2.96%
Interest rate declines (0.06)
LIBOR/Prime basis normalization (0.15)
Full qtr impact of TLGP issuance (0.07)
Customer deposit volume/mix (0.04)
Loan volume decrease (0.03)
Loan spread improvement 0.03
1Q09 Net Interest Margin 2.64%

Non-Interest Revenue Impacted by Continued
Slowdown in Economy
› Non-Interest Revenue down 2% versus previous
quarter, excluding SILO and securities gains
› Lower transactions volume from slowing economy
impacting service charges and brokerage income
› Mortgage income substantially higher due to
favorable mortgage rates

Solid Morgan Keegan results in a tough environment
›
Fixed Income Capital Markets remain strong
›
8
th
Nationally in municipal bond underwriting
›
Private Client, Equity Capital Markets, Trust and
Asset Management revenues slow
›
Customer assets benefit from over $1 billion of net
new asset inflows
›
Improved staffing profile

* Average Note Rate
Mortgage Applications & Interest Rates
$656
$1,966
$1,119
$2,347
$1,786
$572
$743
5.1%
4.9%
5.0%
6.3%
5.0%
6.1%
6.6%
$-
$500
$1,000
$1,500
$2,000
$2,500
09/08 10/08 11/08 12/08 01/09 02/09 03/09
4.5%
5.0%
5.5%
6.0%
6.5%
7.0%
Purchase Refinance Interest Rate*

Non-interest Costs Well Contained
› Non-Interest Expense declined 10%, excluding 4Q08 Goodwill and MSR impairment charges
(in millions)
4Q08 1Q09 % Change
Non-Interest expense 7,273 $    1,058 $
MSR impairment 99           -
Goodwill impairment 6,000      -
Adjusted non-interest expense 1,174 $    1,058 $    -10%

Capital Ratios Remain Strong
›
Tier 1 and Total Risk-Based capital remain strong
›
Tier 1 Capital $5 billion in excess of “Well Capitalized” minimums
›
Tangible ratios better than peer group
Estimate
4Q08 1Q09
Tier 1 Capital Ratio 10.38% 10.37%
Total Risk-Based Capital Ratio 14.64% 14.53%
Tangible Common Equity to Tangible Assets 5.23% 5.41%
Tangible Equity to Risk-Weighted Assets 6.30% 6.48%

Strong Funding and Liquidity
Liquidity
› Combined available liquidity from the
Fed, FHLB, unpledged securities and
unused lines exceeds $42 billion
› $2.2 billion in excess cash reserves
› Minimal Holding Company long-term
debt maturities
› Average non-interest-bearing deposits/
Average interest-earning assets - 15%
Funding
› Customer deposits fund 66% of total
assets and 98% of loans
› Customer deposits are 99% of total
deposits
› No reliance on overnight funding
markets